UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Brooklyn Federal Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☐  No fee required.
☐$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

Common Stock, par value $.01 per share

2) Aggregate number of securities to which transaction applies:

12,871,385

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

12,871,385 shares x $0.80 cash consideration with an aggregate value of $10,297,108, plus 397,569 options with an aggregate value of $397.57, and multiplying that total by .00011460.

4) Proposed maximum aggregate value of transaction:

$10,297,505.57

5) Total Fee Paid:

$1,180.09

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

December 6, 2011

Dear Shareholders,

As you know, Brooklyn Federal Bancorp Inc. (Brooklyn Bancorp) has entered into a merger agreement to be acquired by Investors Bancorp. One condition to completing the merger is approval by our shareholders. Brooklyn Bancorp’s proxy statement, dated November 18, 2011, was sent to you previously so that you may better understand the merger and carefully consider whether to approve the merger agreement and related transactions.

Brooklyn Bancorp’s Board of Directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated thereby.

Your vote is very important.

We cannot complete the merger without the affirmative vote of two-thirds of Brooklyn Bancorp common stock and the affirmative vote of holders of a majority of the issued and outstanding shares not held by BFS Bancorp, MHC.  If you fail to vote, fail to authorize your broker to vote on your behalf (if your shares are held in “street name”), or abstain from voting, the effect will be the same as if you had voted against the ratification and confirmation of the merger agreement.

Whether or not you plan to attend the special meeting, please vote as soon as possible to ensure that your shares are represented.  Instructions on how to vote appear on the proxy card that is enclosed.  If you sign and return your proxy card without specifying your vote, your shares will be voted in favor of the ratification and confirmation of the merger agreement.

Voting by Proxy. The easiest way for you to vote and ensure that your vote is counted is to submit a proxy card before the Brooklyn Bancorp special meeting of shareholders, which will be held on Thursday, December 22, 2011.  As described more fully in the proxy statement, you may submit a proxy in one of the following ways:

● use the toll-free number 1-800-830-3542 as shown on the proxy card that accompanies the proxy statement;

● visit the website shown www.2voteproxy.com as shown on your proxy card to submit a proxy via the Internet; or

● complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Internet and telephone voting is available prior to the special meeting through 3:00 a.m. New York time on December 22, 2011.

Voting Shares Held in “Street Name.” If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Holders in “street name” who wish to vote in person at the Brooklyn Bancorp special meeting will need to obtain a legal proxy form from the institution that holds their shares.

Voting by Attending the Brooklyn Bancorp Special Meeting of Shareholders. We encourage you to vote in advance of the Brooklyn Bancorp special meeting by submitting your proxy using one of the methods outlined above. You may also cast your vote in person at the Brooklyn Bancorp special meeting of shareholders. The special meeting of Brooklyn Bancorp shareholders will be held at the New York Marriott at the Brooklyn Bridge, located at 333 Adams Street, Brooklyn, New York 11201, on Thursday, December 22, 2011 at 11:00 a.m. New York time.  All shareholders as of the November 16, 2011 record date, or their duly appointed proxies, may attend the Brooklyn Bancorp special meeting.

Where to Direct Questions. If you have any questions about the merger at the Brooklyn Bancorp special meeting of shareholders, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact Phoenix Advisory Partners, Brooklyn Bancorp’s proxy solicitor, at 1-877-478-5038.

Vote Now. After carefully reading and considering the information contained in the related proxy statement, please submit the enclosed proxy as soon as possible so that your shares will be represented at the Brooklyn Bancorp special meeting of shareholders. Please follow the instructions set forth on the enclosed  proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Whether your ownership is large or small, your vote is important. Please vote your shares today.

We thank you for the support.

Very truly yours,

Gregg J. Wagner
President and Chief Executive Officer